Exhibit 99.1

FIDELITY BANCORP, INC.

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

SPECIAL MEETING OF

SHAREHOLDERS

                    , 2012

The undersigned hereby appoints the Board of Directors of Fidelity Bancorp., Inc. (the “Company”), with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company that the undersigned is entitled to vote at the Special Meeting of Shareholders, to be held at                     ,                     , Pittsburgh, Pennsylvania on                     ,     , 2012, at     :     a.m., eastern time (the “Special Meeting”), and at any and all adjournments thereof, as follows:

		FOR	AGAINST	ABSTAIN
	1. Adoption of the Agreement and Plan of Merger, dated as of July 19, 2012 by and among WesBanco, Inc., WesBanco Bank, Inc., Fidelity Bancorp, Inc. and Fidelity Savings Bank	☐	☐	☐
		FOR	AGAINST	ABSTAIN
	2. The approval of a non-binding advisory resolution on the compensation payable to the named executive officers of Fidelity in connection with the merger	☐	☐	☐
		FOR	AGAINST	ABSTAIN
	3. The approval of the Adjournment of the Special Meeting, if necessary, to solicit additional proxies.	☐	☐	☐

	PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE SPECIAL MEETING.		> ☐

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

THE SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS PRESENTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING

Please be sure to sign and date this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

^ Detach above card, sign, date and mail in postage-paid envelope provided. ^

FIDELITY BANCORP, INC.

1009 PERRY HIGHWAY • PITTSBURGH, PENNSYLVANIA 15237

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournments thereof and after notification to the Secretary of the Company at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the notice of special meeting of shareholders and a proxy statement/prospectus dated                     , 2012.

Please sign exactly as your name appears on the envelope in which this proxy was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.